UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 6, 2018

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 6, 2018, we hosted an earnings conference call during which our chief executive officer and our chief financial officer discussed our results for the three and nine months ended September 30, 2018. During the call, Chief Financial Officer Mark Harmsworth announced that the company has elected the physical settlement method for conversions of notes occurring on or after January 1, 2019. All such conversions, if any, will be settled by delivery of shares of HCI common stock. Conversion of notes occurs solely at the discretion of note holders. The conversion price is approximately $62. The convertible notes become due and payable on March 15, 2019.

We expect a positive financial outcome from either form of settlement. If settled in stock, the company’s book value per share will increase between five and six dollars over what it would otherwise be. If, on the other hand, the company repays the approximately $89 million in convertible debt with cash, the company’s fully-diluted earnings per share is expected to increase thereafter by between 8 and 12 cents per quarter or 32 to 48 cents annually over what it otherwise would be. Mr. Harmsworth emphasized that the company has sufficient cash set aside for this repayment.

On November 7, 2018, we released a press release containing the same information. That press release appears as Exhibit 99.1 to this form 8-K.

Forward-Looking Statements

This communication may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, a catastrophic event could require the company to pay insurance claims and diminish its capacity to repay the convertible debt. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Item 9.01	Exhibits

Exhibit 99.1	Press Release issued November 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 7, 2018.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name:	James Mark Harmsworth
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.